UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2007

INYX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-83152 (Commission file number)	75-2870720 (I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, New York (Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

Form 8-K previously filed on April 6, 2007 is being amended in its entirety. Such amendment discloses the information therein pursuant to Item 4.02(a).

Item 4.02(a). Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On March 27, 2007 the Company indicated that during the course of the audit process and efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002, management had identified internal control weaknesses and had not determined whether any restatement of previously issued financial statements would be required under generally accepted accounting principles with respect to the financial results for the quarterly interim periods in 2006. The Company also reported that management had commenced a review of internal control over financial reporting and that it would not file its Form 10-K annual report on a timely basis.

Management’s review of internal control weaknesses is still in process and has not been completed. However, on April 2, 2007 management, in consultation with its audit committee and independent registered public accounting firm, Berkovits, Lago & Company LLP, concluded that the Company should restate previously issued financial statements with respect to the Company’s internal control over financial reporting, including, at a minimum, the revenue recognition policy for development revenue earned during 2006.

The Company expects to restate its financial results for the first, second and third quarters of 2006. Accordingly, the financial statements for these interim periods contained in the following Company filings with the Securities and Exchange Commission should no longer be relied upon:

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

The Company will conclude its analyses and report its findings prior to filing its Annual Report on Form 10-K for the year ending December 31, 2006.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

Dated: April 5, 2007	By:	/s/ David Zinn
David Zinn
Vice President Finance and Principal Accounting Officer